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                                                                   EXHIBIT 23.5

                    [ERNST & YOUNG LETTERHEAD APPEARS HERE]

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the "Experts" and to the use of our report dated June 23, 1998 except for "Note 23--Differences between United Kingdom and United States Generally Accepted Accounting Principles", as to which the date is August 26, 1998, on the consolidated financial statements of Tinsley Robor plc as at March 31, 1998 and 1997 and for each of the three years in the period ended March 31, 1998 in Pre-effective Amendment No. 6 to the Registration Statement (Form S-4 No. 333-48821) and related Prospectus of IMPAC Group, Inc. for the registration of $100,000,000 of its 10 1/8% Senior Subordinated Notes Due 2008, Series B.

                                          /s/ Ernst & Young
                                          -------------------------
                                          Ernst & Young

Reading, England
August 28, 1998